UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2017

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2017, Best Buy Co., Inc. (“Best Buy” or the "Company" or the “registrant”) held its 2017 Regular Meeting of Shareholders (the “Regular Meeting”), at which shareholders approved the Amended and Restated Best Buy Co., Inc. 2014 Omnibus Incentive Plan (the “Amended 2014 Plan”). The amendments to the Amended 2014 Plan include, among other things, (i) an increase in the number of shares reserved for issuance under the Amended 2014 Plan of 10,200,000 shares to a total of 32,700,000 shares, (ii) inclusion of a minimum vesting requirement for a period of one year, (iii) dividend restrictions on unvested shares, and (iv) a change to the tax withholding language to permit Amended 2014 Plan participants to have shares withheld from their award up to the maximum withholding rate permitted under applicable law (in response to recent regulatory changes). The forgoing summary is qualified in its entirety by the full text of the Amended 2014 Plan, which is filed as an exhibit to this Form 8-K, and which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2017, Best Buy held its Regular Meeting. At the close of business on April 17, 2017, the record date for the determination of shareholders to vote at the Regular Meeting, there were 307,410,253 shares of common stock of the registrant issued and outstanding. The holders of 281,146,021 shares of common stock were represented either in person or by proxy at the meeting, which constituted a quorum.

The final results of the votes of the shareholders of the registrant are set forth below:

1.	Election of Directors. The following individuals were elected as directors for a term of one year, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Lisa M. Caputo	262,371,436	3,092,292	335,952	15,346,341
J. Patrick Doyle	262,617,293	2,834,726	347,661	15,346,341
Russell P. Fradin	263,076,070	2,368,336	355,274	15,346,341
Kathy J. Higgins Victor	253,806,846	11,693,504	299,330	15,346,341
Hubert Joly	253,323,555	9,043,803	3,432,322	15,346,341
David W. Kenny	262,793,964	2,654,838	350,878	15,346,341
Karen A. McLoughlin	263,513,471	1,939,191	347,018	15,346,341
Thomas L. Millner	262,669,543	2,778,825	351,312	15,346,341
Claudia F. Munce	263,684,618	1,767,832	347,230	15,346,341
Gérard R. Vittecoq	263,634,147	1,813,186	352,347	15,346,341

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant's independent registered public accounting firm for the fiscal year ending February 3, 2018, was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
279,118,311	1,760,456	267,254	—

3.
Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
256,236,204	9,251,893	311,583	15,346,341

4.
Advisory Vote on Frequency of Holding the Shareholder Advisory Vote on Executive Compensation. Shareholders recommended by a non-binding advisory vote to continue to hold the advisory vote on executive compensation every year based upon the following votes:

One Year	Two Years	Three Years	Abstain
239,571,335	232,927	25,797,769	197,649

Based on the results of the vote, and consistent with the Board of Directors’ recommendation, the Board of Directors of the Company has determined that future non-binding votes of shareholders to approve the compensation of the named executive officers will be submitted annually to the Company’s shareholders until the next non-binding shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding votes.

5.
Approve the Amended and Restated Best Buy Co., Inc. 2014 Omnibus Incentive Plan. The Amended and Restated Best Buy Co., Inc. 2014 Omnibus Incentive Plan was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
243,898,913	21,536,789	363,978	15,346,341

For additional information regarding the registrant, see the registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 2017, and Proxy Statement dated May 1, 2017. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Best Buy Co., Inc. 2014 Omnibus Incentive Plan (incorporated herein by reference to Appendix A of the Definitive Proxy Statement filed by Best Buy Co., Inc. on May 1, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 15, 2017	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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